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Exhibit 10.2

          Summary of the Executive Bonus Plan under which some of the executive officers of the Parent Company are eligible to receive a bonus each year.
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BRENTON BANKS, INC. (Parent Company)
EXECUTIVE BONUS PLAN

The Executive Bonus Plans for 1995 cover certain executive officers. The specific provisions of each plan differs somewhat by executive; however, the following general structure exists for all plans:

A.  Executives can earn up to a maximum of 32.5% of their salary.

    Bonus percentage potential tied to consolidated earnings threshold of $14,250,000. No bonus potential if earnings do not reach the thresholds, except where individually negotiated discretionary bonuses exist.

B. The bonus is based on meeting certain pre-established financial or personal goals, the most significant of which are as follows:

    1. Net income of the Company or Division;

    2. Net interest income/margin;

    3. Noninterest income;

    4. Noninterest margin;

    5. Core deposit growth;

    6. Commercial and consumer loan growth;

    7. Asset quality; and

    8. Key personal financial objectives tied to the area of responsibility.
C.  Bonus amounts are earned ratably based on tiered achievement scales.
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